UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2008
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-08733 (Commission File Number)	85-0212139 (IRS Employer Identification No.)

1 West Wetmore Road, Suite 203 Tucson, Arizona (Address of principal executive offices)	85705 (Zip Code)

520-292-0266
Registrant's telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 8 - OTHER EVENTS

Item 8.01        Other Events

On September 23, 2008, Nord Resources Corporation ("Nord") issued a news release reporting on the progress of the reactivation of its Johnson Camp Copper Mine in Arizona. The news release indicated, among other things, that, given the issuance by the Arizona Department of Environmental Quality (ADEQ) of the air-quality permit required to proceed with construction at the Johnson Camp Mine, Nord is on schedule to commence mining new copper ore in the first quarter of 2009, and on track to ramp up to the currently planned full production rate of 25 million pounds per year by spring 2009. The news release also confirmed that Bateman Engineering Inc., which was engaged by Nord as a consultant in May 2008 to determine if Nord can increase the Johnson Camp Mine's planned annual production beyond 25 million pounds of copper per year, has not yet finalized its study. Nord also announced that it plans to begin a new program of exploratory drilling on the Johnson Camp property in 2009, as its cash flow and earnings improve, with the goal of increasing the current level of proven and probable reserves.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01           Financial Statements and Exhibits

(d) Exhibits.
Exhibit	Description
99.1	News release of Nord Resources Corporation dated September 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NORD RESOURCES CORPORATION
DATE: September 23, 2008	By: /s/ Wayne M. Morrison Wayne M. Morrison Chief Financial Officer